UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2017

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 1, 2017, CatchMark Timber Trust, Inc. (the “Company”) and CatchMark Timber Operating Partnership, L.P. (the “Borrower”) amended and restated their existing credit facilities by entering into a Fifth Amended and Restated Credit Agreement, dated as of December 1, 2017 (the “Credit Agreement”) by and among the Company, the Borrower, the Company’s wholly-owned subsidiaries (collectively, with the Company, the “Guarantors”), CoBank, ACB (“CoBank”), as administrative agent, joint lead arranger, sole bookrunner, swingline lender and issuing lender, Agfirst Farm Credit Bank (“Agfirst”), as joint lead arranger and syndication agent, and Coöperatieve Rabobank U.A., New York Branch (“RaboBank”), as documentation agent, and certain financial institutions, as lenders.

Subject to limitations set forth therein, the Credit Agreement, among other things, increases the maximum commitments available for borrowing under the existing credit facilities from $500,000,000 to $637,618,604. Under the Credit Agreement, commitments under the credit facilities are as follows:

•	a $35,000,000 five-year revolving credit facility (the “Revolving Credit Facility”);

•	a $265,000,000 seven-year multi-draw term credit facility (the “Multi-Draw Term Facility”);

•	a continuation of a $100,000,000 ten-year term loan credit facility (the “Term Loan A-1 Credit Facility”), all of which is currently outstanding and which is due and payable on December 23, 2024;

•	a $118,809,302 nine-year term loan credit facility (the “Term Loan A-2 Credit Facility”), all of which is currently outstanding; and

•
a $118,809,302 ten-year term loan credit facility (the “Term Loan A-3 Credit Facility” and, together with the Revolving Credit Facility, the Multi-Draw Term Facility, the Term Loan A-1 Credit Facility and the Term Loan A-2 Credit Facility, the “Credit Facilities”), all of which is currently outstanding.

In addition, the Credit Agreement provides greater flexibility regarding the ability of the Company and its subsidiaries to invest in timberlands joint ventures. A percentage of the value of such timberlands joint ventures is included in the value of the Company’s timberlands for purposes of determining the Company’s loan-to-value ratio (“LTV Ratio”).

The Revolving Credit Facility will bear interest at an adjustable rate equal to a base rate plus between 0.50% and 1.20% or a LIBOR rate plus between 1.50% and 2.20%, in each case depending on the Company’s LTV Ratio, and will terminate and all amounts outstanding under the facility will be due and payable on December 1, 2022.

The Multi-Draw Term Facility will bear interest at an adjustable rate equal to a base rate plus between 0.50% and 1.20% or a LIBOR rate plus between 1.50% and 2.20%, in each case depending on the Company’s LTV Ratio, and will terminate and all amounts outstanding under the facility will be due and payable on December 1, 2024.

The Term Loan A-1 Credit Facility will bear interest at an adjustable rate equal to a base rate plus 0.75% or a LIBOR rate plus 1.75%, and will terminate and all amounts outstanding under the facility will be due and payable on December 23, 2024.

The Term Loan A-2 Credit Facility will bear interest at an adjustable rate equal to a base rate plus 0.90% or a LIBOR rate plus 1.90%, and will terminate and all amounts outstanding under the facility will be due and payable on December 1, 2026.

The Term Loan A-3 Credit Facility will bear interest at an adjustable rate equal to a base rate plus 1.00% or a LIBOR rate plus 2.00%, and will terminate and all amounts outstanding under the facility will be due and payable on December 1, 2027.

The Company is eligible to receive annual patronage refunds, which are profit distributions made by CoBank and other Farm Credit System banks.

The representations and covenants contained in the Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement that the Company’s LTV Ratio not exceeding 50% at any time prior to the last day of the fiscal quarter corresponding to the fourth anniversary of the effective date of the Credit Agreement and 45% at any time thereafter, a minimum liquidity balance of not less than $25,000,000 at any time, a fixed charge coverage ratio of not less than 1.05:1 at any time, and capital expenditures not exceeding 1% of the value of the timberlands during any fiscal year, in each case as set forth in the Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.

The Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The Borrower’s obligations under the Credit Agreement are collateralized by a first priority lien on the timberlands owned by the Company’s subsidiaries and substantially all of the Company’s and each of its subsidiaries’ other assets in which a security interest may lawfully be granted, including, without limitation, accounts, equipment, inventory, intellectual property, bank accounts and investment property. In addition, the Borrower’s obligations under the Credit Agreement are jointly and severally guaranteed by all of the Guarantors pursuant to the terms of the Credit Agreement.

The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Credit Facilities and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Credit Facilities is qualified in its entirety by reference to the Credit Agreement and a related security agreement and pledge agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (the “Current Report”) and are incorporated by reference herein.

On December 7, 2017, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1
Fifth Amended and Restated Credit Agreement, dated as of December 1, 2017, by and among CatchMark Timber Operating Partnership, L.P., as Borrower, certain Guarantors, CoBank, ACB, as Administrative Agent, Joint Lead Arranger, Sole Bookrunner, Swingline Lender and Issuing Lender, AgFirst Farm Credit Bank, as Joint Lead Arranger and Syndication Agent, Coöperatieve Rabobank U.A., New York Branch, as Document Agent, and Certain Financial Institutions, as the Lenders.

10.2
Fourth Amended and Restated Security Agreement, dated as of December 1, 2017, made by CatchMark Timber Trust, Inc., CatchMark LP Holder, LLC, CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC, CatchMark Texas Timberlands, L.P., CatchMark TRS Management, LLC, CatchMark TRS Harvesting Operations II, LLC, CatchMark Southern Holdings II GP, LLC, CatchMark Southern Timberlands II, L.P., CatchMark South Carolina Timberlands, LLC and CatchMark TRS Investments, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

10.3
Fourth Amended and Restated Pledge Agreement, dated as of December 1, 2017, made by CatchMark Timber Trust, Inc., CatchMark LP Holder, LLC, CatchMark Timber Operating Partnership, L.P., Timberlands II, LLC, CatchMark Timber TRS, Inc., CatchMark TRS Harvesting Operations, LLC, CatchMark HBU, LLC, CatchMark Texas Timberlands GP, LLC, CatchMark Texas Timberlands, L.P., CatchMark TRS Management, LLC, CatchMark TRS Harvesting Operations II, LLC, CatchMark Southern Holdings II GP, LLC, CatchMark Southern Timberlands II, L.P., CatchMark South Carolina Timberlands, LLC and CatchMark TRS Investments, LLC in favor of CoBank, ACB, as administrative agent for the benefit of itself and each Lender Party.

99.1	Press Release dated December 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: December 7, 2017	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer